CONTACT: ERIK G. BIRKERTS
Chief Operating Officer
Orion Energy Systems
(920) 482-1924

Victoria Paris
FD
(312) 553-6715

Orion Energy Systems, Inc. Announces Preliminary Fiscal 2009 Annual Revenues and Earnings Per Share Estimates

PLYMOUTH, WI, April 14, 2009 – Orion Energy Systems, Inc. (NASDAQ: OESX), a leading provider of energy management systems to the commercial and industrial sectors, announced today that, on a preliminary basis, annual revenues for its fiscal year ended March 31, 2009 are currently expected to be between $71 million and $73 million and that earnings per share are expected to be between $0.01 and $0.03 per fully diluted share. Orion’s preliminary results for its fiscal 2009 are unaudited and remain subject to finalization, revision and adjustment, including any revisions and adjustments that may result from the fiscal year end financial statement closing and audit processes.

“As we commented earlier this year, the global recession has presented significant headwinds in the form of declining customer capital expenditure budgets, lengthening customer sales cycles, accelerated plant closures and job losses of key contacts at our existing customers. These challenges delayed several significant national account opportunities, and had meaningful impact on our fourth quarter results,” commented Neal Verfuerth, CEO of Orion Energy Systems. “We strongly believe that these opportunities are still alive, as indicated by several purchase orders we have already received from these delayed opportunities since the quarter ended. We remain hopeful that this trend continues and that we capture these revenues in fiscal 2010.”

Conference Call

Orion will host a conference call on Tuesday, April 14, at 11:00 a.m. Eastern (10:00 a.m. Central/8:00 a.m. Pacific) to discuss details regarding its fourth quarter performance. Domestic callers may access the earnings conference call by dialing 877-874-1567 (International callers, dial 719-325-4792). Investors and other interested parties may also go to the Investor Relations section of Orion’s website at http://investor.oriones.com/events.cfm for a live webcast of the conference call. To ensure a timely connection, it is recommended that users register at least 15 minutes prior to the scheduled webcast. An audio replay of the earnings conference call will be available shortly after the call and will remain available through Thursday, April 23, 2009. The replay can be accessed by dialing 888-203-1112. International callers should dial 719-457-0820. The replay passcode for all callers is 8349332.

Release of Fourth Quarter and Annual Financial Results

Orion will provide complete financial results and additional commentary pertaining to fiscal 2009 when it reports its fiscal 2009 fourth quarter and annual results on Thursday, May 14, 2009. Details on the conference call for investors and analysts will be provided in a separate news release.

Orion Energy Systems, Inc. (Nasdaq: OESX) is a leading power technology enterprise that designs, manufactures and implements energy management systems, consisting primarily of high-performance, energy efficient lighting systems and controls and related services, for commercial and industrial customers without compromising their quantity or quality of light.

Safe Harbor Statement
Certain matters discussed in this press release are “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements may generally be identified as such because the context of such statements will include words such as “anticipate,”“believe,” “could,” “estimate,” “expect,”“intend,” “may,” “plan,” “potential,”“predict,” “project,” “should,” “will,”“would” or words of similar import. Similarly, statements that describe future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties that could cause results to differ materially from those expected, including, but not limited to, the following: (i) further deterioration of market conditions; (ii) Orion’s ability to compete in a highly competitive market and its ability to respond successfully to market competition; (iii) increasing duration of customer sales cycles; (iv) the market acceptance of Orion’s products and services, including the Orion Virtual Power Plant; (v) price fluctuations, shortages or interruptions of component supplies and raw materials used to manufacture Orion’s products; (vi) loss of one or more key customers or suppliers, including key contacts as such customers; (vii) a reduction in the price of electricity; (viii) the cost to comply with, and the effects of, any current and future government regulations, laws and policies; (ix) increased competition from government subsidiaries and utility incentive programs; (x) dependence on customers’ capital budgets for sales of products and services; (xi) Orion’s ability to effectively manage its anticipated growth; (xii) potential warranty claims; and (xiii) final revisions and adjustments to our estimated fiscal 2009 results based on our fiscal year end financial statement closing and audit processes. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are made only as of the date of this press release and Orion undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. More detailed information about factors that may affect our performance may be found in our filings with the Securities and Exchange Commission, which are available at http://www.sec.govor at http://www.oriones.com in the Investor Relations section of our website.

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